Exhibit 10.2

FIRST AMENDMENT TO ADVANCE FORMULA AGREEMENT

This First Amendment to restated Advance Formula Agreement (this “Amendment”) is entered into as of this 10th day of August, 2012, by and between COMERICA BANK (“Bank”), a Texas banking association and an authorized foreign bank under the Bank Act (Canada), and MANITEX LIFTKING, ULC, an Alberta corporation (“Debtor”).

Recitals:

A. Debtor executed and delivered to Bank that certain restated Advance Formula Agreement dated on or about December 23, 2011 (the “Advance Formula Agreement”).

B. Debtor and Bank desire to amend the Advance Formula Agreement upon the following terms and conditions.

NOW THEREFORE, for good and valuable consideration, Bank and Debtor agree as follows:

1. DEFINITIONS

1.1. Capitalized terms used herein and not defined to the contrary have the meanings given them in the Advance Formula Agreement.

2. AMENDMENT TO ADVANCE FORMULA AGREEMENT

2.1.	Section 2 of the Advance Formula Agreement is amended and restated in its entirety as follows:

“2.	ADVANCE FORMULA. Debtor warrants and agrees that Debtor’s indebtedness to Bank for the Formula Loans shall never exceed the sum of, without duplication:

(a)	eighty five percent (85%) of its Eligible Accounts (as hereinafter defined); plus

(b)	the sum of (x) the lesser of (i) the Work In Process Advance Rate of its Work-in-Process Eligible Inventory (as hereinafter defined) which is properly classified under GAAP as work-in-process Inventory, or (ii) the Work In Process Inventory Cap; plus (y) fifty percent (50%) of its Eligible Inventory (excluding Work-in-Process Eligible Inventory included in paragraph (b) above) (as hereinafter defined); provided, however, the sum of amounts determined under (x) plus the amount determined under (y) shall not exceed Five Million Canadian Dollars ($5,000,000); minus

(c)	Priority Payables (as hereinafter defined)

in each case less customary exclusions and reserves (the “Advance Formula”).

2.2.	Paragraphs (i) and (j) of Section 4 “Eligible Account” of the Advance Formula Agreement are amended and restated in its entirety as follows:

“(i) it is not owing by an Account Debtor which (i) does not maintain its chief executive office in the United States of America or Canada, (ii) is not organized under the laws of the

United States of America or Canada, or any state or province thereof, as applicable, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality or other instrumentality or agency thereof; provided, however, Accounts owing by Canadian Commercial Corporation, a Crown corporation of the Government of Canada (“CCC”), Canadian Department of National Defence, a department of the Government of Canada (“Department of Defence”), the US State Department – GSO, the USA CE Finance Center and the United Nations, are included as Eligible Accounts;

(j) it is not an Account owing by the United States of America or Canada or any state, province or political subdivision thereof, or by any department, agency, public body corporate or other instrumentality or agency of any of the foregoing, unless all necessary steps are taken to comply with the Federal Assignment of Claims Act of 1940, as amended, the Financial Administration Act (Canada), as amended or with any comparable state or provincial law, as applicable, and all other necessary steps are taken to perfect Bank’s security interest in such Account; provided, however, Accounts owing by CCC, Department of Defence, the US State Department – GSO, the USA CE Finance Center and the United Nations, are included as Eligible Accounts;”

2.3.	The following definition contained in Section 5 of the Advance Formula Agreement is amended and restated in its entirety as follows:

“ ‘Work-In-Process Inventory Cap’ shall mean Six Hundred Twenty Five Thousand Canadian Dollars ($625,000).”

3. REPRESENTATIONS

Debtor hereby represents and warrants that:

3.1. Execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Advance Formula Agreement are within Debtor’s powers, have been duly authorized, are not in contravention of law or the terms of Debtor’s by-laws, and do not require the consent or approval of any governmental body, agency, or authority.

3.2. This Amendment and the Advance Formula Agreement, as amended by this Amendment, and any other documents and instruments (“Documents”) required under this Amendment or the Advance Formula Agreement, when issued and delivered under this Amendment or the Advance Formula Agreement, will be valid and binding in accordance with their terms.

3.3. To the knowledge of Debtor, except as previously disclosed to Bank in writing, no Default or Event of Default (as such terms are defined under the letter agreement by and between Bank and Debtor dated December 23, 2011 (“Letter Agreement”) and Loan Documents (as such term is defined in the Letter Agreement), or condition or event which, with the giving of notice or the running of time, or both, would constitute a Default or Event of Default under the Letter Agreement or Loan Documents, has occurred and is continuing as of the date hereof.

4. MISCELLANEOUS

4.1. This Amendment may be executed in as many counterparts as Bank and Debtor deem convenient, and shall be deemed to have become effective upon delivery to Bank of all counterparts hereof, executed by Debtor and Bank.

4.2. Debtor and Bank acknowledge and agree that, except as specifically amended and/or waived herein and hereby, all of the terms and conditions of the Advance Formula Agreement remain in full force and effect in accordance with their original terms.

4.3. Debtor shall pay all of Bank’s legal costs and expenses (including legal fees and expenses) incurred in the negotiation, preparation and closing hereof.

4.4. Except as specifically set forth herein, nothing in this Amendment shall constitute, or be interpreted or construed to constitute, a waiver of any right or remedy of Bank, or of any Default or Event of Default under the Letter Agreement or Loan Documents whether now existing or hereafter arising and whether now known or hereafter discovered by or disclosed to Bank.

4.5. Bank expressly reserves the right to exercise any or all rights and remedies provided under the Loan Documents and Documents and applicable law except as modified herein. Bank’s failure to immediately exercise such rights and remedies shall not be construed as a waiver or modification of those rights or an offer of forbearance.

[signatures on following page]

IN WITNESS WHEREOF, this Amendment to Advance Formula Agreement has been executed as of the day first stated above.

DEBTOR:
Debtor’s Chief Executive Office Address:
9725 Industrial Drive.	MANITEX LIFTKING, ULC
Bridgeview, Illinois
60455
	By:	/s/ David H. Gransee
SIGNATURE OF

	Its:	VP &CFO
TITLE

Accepted and Approved:

COMERICA BANK

By:	/s/ Omer Ahmed
SIGNATURE OF OMER AHMED
Its:	Portfolio Manager

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